                                                                   EXHIBIT 10.32

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(B)(4)
                                                                  AND 240.24B-2.

          AMENDMENT NO. FOUR TO LICENSE AND COMMERCIALIZATION AGREEMENT

This AMENDMENT NO. FOUR TO LICENSE AND COMMERCIALIZATION AGREEMENT (the "AMENDMENT NO. FOUR") is made effective as of December 22nd, 2005 (the "AMENDMENT EFFECTIVE DATE"), and is entered into by and between AMGEN INC., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, CA 91320-1799 ("AMGEN") and INTERMUNE, INC., a Delaware corporation having its principal place of business at 3280 Bayshore Blvd., Brisbane, CA 94005 ("INTERMUNE"). Amgen and InterMune are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES," and references to "InterMune" and "Amgen" shall include their respective Affiliates. All capitalized terms used herein shall have the meaning given to them in the Original Agreement (as defined below) unless otherwise defined herein.

                                   Background

     WHEREAS, the Parties entered into that certain License and Commercialization Agreement effective as of June 15th, 2001, as amended (the "ORIGINAL AGREEMENT") pursuant to which Amgen granted certain rights to InterMune relating to the Licensed Products; and

     WHEREAS, the Parties now desire to further amend the Original Agreement.

     NOW THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, and for good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1. The following shall be added to the Original Agreement as a new Section
2.3(i):

          "(i) Amgen hereby grants to InterMune an exclusive [***] license under Amgen's entire right, title and interest in and to the internet domain name <infergen.com>, with the right to grant sublicenses (subject to InterMune's compliance with Section 2.5 of this Agreement), to link to such domain name solely on InterMune's website, and to use such domain name solely in connection with the Licensed Products in the Territory. InterMune shall reasonably consider any comments that Amgen or Other Licensees may have with respect to the <infergen.com> website and content thereof. InterMune shall be solely responsible for maintaining the internet domain name <infergen.com>, including

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          payment of any domain name maintenance fees, and for making all content on the <infergen.com> website complete, accurate and not misleading at all times. InterMune shall use commercially reasonable efforts to prevent any obscene or offensive content, or content that disparages Amgen, Other Licensees or Licensed Products, from being placed on or associated with such website and domain name. InterMune shall Indemnify Amgen and its Affiliates, agents, directors, officers, and employees from and against any and all Losses arising from Third Party claims resulting directly or indirectly from InterMune's use of the <infergen.com> domain name or operation of the <infergen.com> website, including but not limited to the content thereof. Upon request by Amgen, InterMune will promptly take all actions necessary to remove any use of Amgen's name on the website located at
          <infergen.com> to which Amgen objects. InterMune will also clearly identify itself on the website as the party controlling the operation of such website.""

2. The first paragraph of Exhibit 2 Amgen Materials (Cell banks and Reference Standards) (which is attached to Amendment Number 2 to License and Commercialization Agreement dated December 31, 2004), is hereby amended in its entirety as follows:

                                      [***]

3. This Amendment No. Four is intended by the Parties to amend the Original Agreement only to the extent of the specific amendment set forth above. This Amendment No. Four, and the Original Agreement (collectively, the "TRANSACTION AGREEMENTS"), set forth the complete, final and exclusive agreement with respect to their subject matter and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to such subject matter and supersede and terminate all prior agreements and understandings between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in the Transaction Agreements.

4. This Amendment shall be governed by and interpreted in accordance with the substantive laws of the State of California and the Parties hereby submit to the jurisdiction of the California courts, both state and federal.

5. No amendment, modification or supplement of any provision of this Amendment shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

6. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

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7. InterMune, Amgen, Valeant Pharmaceuticals North America and Valeant
Pharmaceuticals International have entered into that certain Consent to Assignment Agreement dated November 23, 2005 ("Consent"). The Parties acknowledge and agree that this Amendment shall be deemed a part of the Agreements, as that term is defined in the Consent.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. Four in duplicate originals by their duly authorized representatives as of the Amendment Effective Date.

AMGEN INC.                              INTERMUNE, INC.


BY: /s/ Scott J. Foraker, Esq.          BY: /s/ Robin Steele
    ---------------------------------       ------------------------------------
NAME: Scott J. Foraker, Esq.            NAME: Robin Steele
TITLE: Vice President, Licensing        TITLE: Senior Vice President &
                                               General Counsel
DATE: December 22, 2005                 DATE: December 22, 2005